UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 5, 2015

Universal Truckload Services, Inc.

(Exact name of registrant as specified in its charter)

Michigan	0-51142	38-3640097
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12755 E. Nine Mile Road, Warren, Michigan

(Address of principal executive offices)

48089

(Zip Code)

(586) 920-0100

(Registrant’s telephone number, including area code)

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(e) On March 5, 2015, the Compensation and Stock Option Committee of the Board of Directors of Universal Truckload Services, Inc. (the “Company”) approved and authorized the Company to enter into a restricted stock bonus award agreement (the “Agreement”), effective March 5, 2015, with Jeffrey A. Rogers, a director and the Chief Executive Officer of the Company. Under the Agreement, Mr. Rogers was issued 10,000 shares of restricted common stock of the Company pursuant to the Company’s 2014 Amended and Restated Stock Incentive Plan. The Agreement provides that 25% of the restricted shares vested on the date of the grant, and the remaining 7,500 restricted shares will vest in three equal increments of 2,500 restricted shares on each of the three consecutive anniversary dates of the grant, subject to Mr. Rogers’ continued service with the Company through such dates. Mr. Rogers was granted the restricted shares of common stock in recognition of his performance to date and to incentivize continued future performance.

The foregoing summary of the Agreement is qualified in its entirety by reference to the actual Agreement, which is filed as Exhibit 10.1 hereto.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Restricted Stock Bonus Award Agreement effective March 5, 2015 by and between Universal Truckload Services, Inc. and Jeffrey A. Rogers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

UNIVERSAL TRUCKLOAD SERVICES, INC.

Date: March 9, 2015	/s/ David A. Crittenden
David A. Crittenden
Chief Financial Officer